Exhibit 99.1

May 7, 2025

SmartStop Self Storage REIT, Inc. Reports First Quarter 2025 Results

LADERA RANCH, CA – May 7, 2025 – SmartStop Self Storage REIT, Inc. (“SmartStop” or “the Company”), a self-managed and fully-integrated self storage company, announced its overall results for the three months ended March 31, 2025.

“We are excited to report our first earnings as a publicly traded REIT,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “We had a strong first quarter, with same-store revenue growth of 3.2% as compared to the first quarter of 2024, which reflects improving customer demand across our portfolio. Many of our key metrics continued to stabilize and our same-store occupancy ended the quarter at 93.0%, 100 basis points ahead of last year. We are entering the rental season from a position of strength, but are balancing recovering storage fundamentals with the macro-economic uncertainty unfolding in both the U.S. and Canada.

“On April 2, 2025, we began trading on the New York Stock Exchange, a milestone accomplishment for SmartStop. We’d like to thank our employees, our Board and our retail investors who have helped build this company into the remarkable platform that it is today. We are energized by our trajectory as a publicly listed REIT, and look forward to the next chapter of the SmartStop story.”

Three Months Ended March 31, 2025 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $8.4 million. This represents an increase in net loss of approximately $3.8 million when compared to the same period in 2024. Net loss per Class A and Class T shares (basic and diluted) was $0.35, an increase in net loss per share of approximately $0.15 as compared to the same period in 2024.
•
Total self storage-related revenues were approximately $59.2 million, an increase of approximately $6.5 million when compared to the same period in 2024.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $11.2 million, an increase of approximately $0.1 million when compared to the same period in 2024.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.41, an increase of approximately $0.01 when compared to the same period in 2024.
•
Same-store revenues increased by 3.2%, same-store property operating expenses increased by 5.2%, while same-store net operating income (“NOI”) increased by 2.3% compared to the same period in 2024.
•
On a constant currency basis for our Canadian properties included in our wholly owned same-store pool, our aggregate same-store revenues increased by 3.9%, same-store expenses increased by 5.9%, while same-store NOI increased by 3.0% compared to the same period in 2024.
•
Same-store average physical occupancy increased by 0.5% to 92.6% compared to the same period in 2024.
•
Same-store annualized rent per occupied square foot was approximately $19.84, an increase of approximately 2.0% when compared to the same period in 2024.

Underwritten Public Offering and Listing

Subsequent to quarter end, we closed an underwritten public offering of 31,050,000 shares of common stock, including 4,050,000 shares of common stock issued upon the exercise in full by the underwriters of their option to purchase additional shares to cover over-allotments, at a public offering price of $30.00 per share, before underwriting discounts and commissions.

The net proceeds from the offering were approximately $875.6 million, after deducting underwriting discounts and commissions. As set forth in more detail below, we used the net proceeds from the offering to redeem 100% of issued and outstanding Series A Preferred Stock, pay down existing debt under our credit facility and repay an acquisition facility. Following such uses, we expect to use the remaining net proceeds to fund external growth with property acquisitions, and fund other general corporate uses.

Shares of SmartStop’s common stock began trading on April 2, 2025 on the New York Stock Exchange under the ticker symbol “SMA”, and the closing of the offering, including the over-allotment shares, occurred on April 3, 2025.

Financing Activities

During the quarter, the Company defeased its KeyBank Florida CMBS Loan, which carried a balance of approximately $49.9 million as of December 31, 2024. In connection with the completion of the defeasance of the KeyBank Florida CMBS Loan, the Company exercised the accordion rights under the 2024 KeyBank Credit Facility (the "Credit Facility") to increase commitments by $50 million to a total of $700 million and simultaneously drew approximately $51 million. Furthermore, in connection with the completion of the defeasance, we executed joinders to add the five properties previously encumbered by the KeyBank Florida CMBS Loan onto the Credit Facility, and to remove one property in Asheville, North Carolina that was severely damaged by Hurricane Helene.

Subsequent to quarter end, the Company used the net proceeds from the initial public offering to redeem 100% of issued and outstanding Series A Preferred Stock for a total of approximately $203.6 million including accrued dividends, pay off the Keybank Acquisition Facility for approximately $175.1 million including accrued interest, pay down existing debt under our credit facility in the amount of approximately $472.1 million, and fund other general corporate uses.

In connection with the acquisition of the Kelowna property discussed below, the Company assumed a loan from the seller in the amount of approximately $24.5 million CAD or approximately $17.7 million USD, (the "Kelowna Loan"). The Kelowna Loan incurs interest at a fixed rate of 3.45% with amortizing principal payments based on a 25 year amortization schedule, with a maturity of September 30, 2028.

External Growth

During the quarter, we purchased two self storage facilities located in the New York MSA for a combined purchase price of approximately $74.6 million. The properties comprise approximately 228,000 net rentable square feet and 2,500 storage units. Additionally, we purchased a self storage facility located in the Nashville, TN MSA for approximately $7.9 million. The property comprises approximately 63,300 net rentable square feet and 500 storage units.

Subsequent to quarter end, we purchased a self storage facility in Kelowna, British Columbia for approximately USD $28.3 million. The property comprises approximately 74,000 net rentable square feet and 800 storage units.

Under Contract

As of May 7, 2025, we, through our wholly-owned subsidiaries, were party to four purchase and sale agreements with unaffiliated third parties for the acquisition of nine self storage facilities or development sites located in the United States and Canada. The total purchase price for these properties and sites is approximately $157.8 million, plus closing costs. We plan to close on six of the properties, totaling approximately 489,800 net rentable square feet and a combined purchase price of $120.8 million, with the remaining assets to be acquired by one of the Managed REITs. There can be no assurance that we will complete these acquisitions.

Managed REIT Platform Update

SmartStop, through an indirect subsidiary, serves as the sponsor of Strategic Storage Growth Trust III, Inc. “SSGT III,” Strategic Storage Trust VI, Inc. (“SST VI”), and Strategic Storage Trust X, Inc. (“SST X” and together with SSGT III and SST VI, the “Managed REITs”). SmartStop receives asset management fees, property management fees, acquisition fees, and other fees, as applicable and receives substantially all of the tenant protection program revenue earned by the Managed REITs, which had a combined portfolio of 43 operating properties and approximately 33,200 units and 3.8 million rentable square feet at quarter end. Assets under management for the Managed REITs was approximately $895.5 million at quarter end. SmartStop also manages one additional property, not owned by the Managed REITs.

Declared Distributions

On February 26, 2025, our board of directors declared a distribution rate for the month of March 2025 of approximately $0.2038 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on March 31, 2025. Such distributions payable to each stockholder of record were paid the following month.

On March 21, 2025, our board of directors also approved a distribution amount for the month of April 2025 such that all holders of our outstanding common stock for the month of April, inclusive of our Class A, Class T and unclassified common stock shares, will receive a distribution equal to $0.1315 per share. The April 2025 distribution payable to each stockholder of record at the end of April will be paid on or about May 15, 2025.

Webcast & Conference Call

Management will host a conference call and webcast to discuss the results on Thursday, May 8, 2025, at 1:00 p.m. Eastern Daylight Time. During the call, company officers will review operating performance, discuss recent events, and conduct a question-and-answer period. The question-and-answer period will be limited to registered financial analysts. All other participants will have listen-only capability.

A live webcast of the call will be available on the Investor Relations section of the Company’s website at investors.smartstopselfstorage.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the webcast will be available on the Company’s website following the live event through May 8, 2026.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Real estate facilities:
Land	$497,896	$480,539
Buildings	1,581,910	1,516,095
Site improvements	95,798	94,562
	2,175,604	2,091,196
Accumulated depreciation	(319,905)	(305,132)
	1,855,699	1,786,064
Construction in process	6,116	9,503
Real estate facilities, net	1,861,815	1,795,567
Cash and cash equivalents	35,173	23,112
Restricted cash	4,712	6,189
Investments in unconsolidated real estate ventures	39,429	38,797
Investments in and advances to Managed REITs	55,691	57,722
Deferred tax assets	4,438	4,310
Other assets, net	29,094	33,538
Intangible assets, net of accumulated amortization	8,459	6,766
Trademarks, net of accumulated amortization	15,700	15,700
Goodwill	53,643	53,643
Debt issuance costs, net of accumulated amortization	6,247	6,723
Total assets	$2,114,401	$2,042,067
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,406,263	$1,317,435
Accounts payable and accrued liabilities	41,831	38,113
Due to affiliates	352	362
Distributions payable	9,898	9,257
Deferred tax liabilities	6,135	5,954
Total liabilities	1,464,479	1,371,121
Commitments and contingencies
Redeemable common stock	65,496	62,042
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively, with aggregate liquidation preferences of $203,452 and $203,400 at March 31, 2025 and December 31, 2024, respectively	196,356	196,356
Equity:
SmartStop Self Storage REIT, Inc.:
Common Stock, $0.001 par value; 565,000,000 shares and 0 Shares authorized; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Class A Common Stock, $0.001 par value; 125,000,000 shares and 350,000,000 shares authorized; 22,018,249 and 21,970,817 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	22	89
Class T Common Stock, $0.001 par value; 10,000,000 shares and 350,000,000 shares authorized; 2,044,148 and 2,038,466 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	2	8
Additional paid-in capital	895,091	895,118
Distributions	(396,382)	(382,160)
Accumulated deficit	(194,054)	(185,649)
Accumulated other comprehensive loss	(1,713)	(1,708)
Total SmartStop Self Storage REIT, Inc. equity	302,966	325,698
Noncontrolling interests in our Operating Partnership	84,724	86,470
Other noncontrolling interests	380	380
Total noncontrolling interests	85,104	86,850
Total equity	388,070	412,548
Total liabilities, temporary equity and equity	$2,114,401	$2,042,067

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Self storage rental revenue	$56,586	$50,469
Ancillary operating revenue	2,607	2,193
Managed REIT Platform revenues	4,113	2,734
Reimbursable costs from Managed REITs	2,143	1,646
Total revenues	65,449	57,042
Operating expenses:
Property operating expenses	20,087	17,390
Managed REIT Platform expenses	1,234	852
Reimbursable costs from Managed REITs	2,143	1,646
General and administrative	7,850	7,426
Depreciation	15,094	13,584
Intangible amortization expense	1,599	73
Acquisition expenses	203	71
Total operating expenses	48,210	41,042
Income from operations	17,239	16,000
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	(242)	(329)
Equity in earnings (losses) from investments in Managed REITs	(215)	(452)
Other, net	454	(176)
Interest income	725	684
Interest expense	(22,022)	(16,554)
Loss on debt extinguishment	(789)	(471)
Income tax expense	(606)	(342)
Net loss	(5,456)	(1,640)
Net loss attributable to noncontrolling interests	503	100
Less: Distributions to preferred stockholders	(3,452)	(3,108)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(8,405)	$(4,648)
Net loss per Class A & Class T share – basic and diluted	$(0.35)	$(0.20)
Weighted average Class A shares outstanding – basic and diluted	21,977,772	22,178,661
Weighted average Class T shares outstanding – basic and diluted	2,040,781	2,029,315

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

(UNAUDITED)

(Amounts in thousands)

	Three Months Ended March 31 (Unaudited)
	2025	2024
Net income (loss) (attributable to common stockholders)	$(8,405)	$(4,648)
Add:
Depreciation of real estate	14,741	13,309
Amortization of real estate related intangible assets	1,576	—
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	679	538
Deduct:
Adjustment for noncontrolling interests in our Operating Partnership (1)	(2,061)	(1,653)
FFO (attributable to common stockholders)	$6,530	$7,546
Other Adjustments:
Intangible amortization expense - contracts (2)	23	73
Acquisition expenses (3)	203	71
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	66	79
Accretion of fair market value of secured debt	204	3
Foreign currency and interest rate derivative (gains) losses, net (4)	(202)	(111)
Offering and other transactional expenses (5)	625	327
Adjustment of deferred tax assets and liabilities (2)	263	218
Sponsor funding reduction (6)	245	181
Amortization of debt issuance costs (2)	1,072	802
Net loss on extinguishment of debt (7)	789	471
Adjustment for noncontrolling interests in our Operating Partnership (1)	(399)	(253)
FFO, as adjusted (attributable to common stockholders)	$9,419	$9,407
FFO (attributable to common stockholders)	$6,530	$7,546
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(684)	(209)
Adjustment for noncontrolling interests in our Operating Partnership(1)	2,061	1,653
FFO (attributable to common stockholders and OP unit holders)	$7,907	$8,990
FFO, as adjusted (attributable to common stockholders)	$9,419	$9,407
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(684)	(209)
Adjustment for noncontrolling interests in our Operating Partnership(1)	2,460	1,906
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$11,195	$11,104

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests in our Operating Partnership.

(2) These items represent the amortization, accretion, or adjustment of intangible assets, debt issuance costs, or deferred tax assets and liabilities.

(3) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(4) This represents the non-cash mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(5) Such costs incurred in 2025 included approximately $61,000 related to our Underwritten Public Offering, but were not directly attributable thereto, and were therefore included in general and administrative expenses in our consolidated statements of operations. Additionally, the 2025 costs also included approximately $0.6 million of professional fees related to the calculation of our estimated net asset value, which we will no longer incur, given the listing of our common stock. Such costs in 2024 relate to our filing of a registration statement on Form S-11 and our pursuit of a potential offering of our common stock. As these items are non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(6) Pursuant to the Sponsor Funding Agreement, SmartStop funds certain costs of SST VI's share sales, and in return receives Series C Units in Strategic Storage Operating Partnership VI, L.P. The excess of the funding over the value of the Series C Units received is accounted for as a reduction of Managed REIT Platform revenues from SST VI over the remaining estimated term of the management contracts with SST VI. FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(7) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO COMMON STOCKHOLDERS AND OP UNITS OUTSTANDING – DILUTED

(UNAUDITED)

(Amounts in thousands, except share and per share data)

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended March 31 (Unaudited)
	2025	2024
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$6,530	$7,546
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(684)	(209)
Adjustment for noncontrolling interests in our Operating Partnership (1)	2,061	1,653
FFO (attributable to common stockholders and OP unit holders)	$7,907	$8,990
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$9,419	$9,407
Net income (loss) attributable to the noncontrolling interests in our Operating Partnership	(684)	(209)
Adjustment for noncontrolling interests in our Operating Partnership (1)	2,460	1,906
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$11,195	$11,104

Weighted average Class A & T shares outstanding – basic	24,018,553	24,207,976
Weighted average OP units outstanding	3,375,330	3,281,961
Weighted average other dilutive securities	73,024	84,488
Weighted average shares & OP units outstanding – diluted(2)	27,466,907	27,574,425
FFO, as adjusted per share & OP unit outstanding – diluted	$0.41	$0.40

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - three months ended March 31, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024, excluding four other properties) for the three months ended March 31, 2025 and 2024. We consider the following data to be meaningful as this allows generally for the comparison of results without the effects of acquisition, dispositions, development activity, properties impacted by casualty events or lease up properties (in thousands unless otherwise noted).

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenue (1)	$51,116	$49,509	3.2%	$5,772	$1,208	N/M	$56,888	$50,717	12.2%
Property operating expenses (2)	17,381	16,522	5.2%	2,524	768	N/M	19,905	17,290	15.1%
Net operating income	$33,735	$32,987	2.3%	$3,248	$440	N/M	$36,983	$33,427	10.6%
Number of facilities	149	149		15	5		164	154
Rentable square feet (3)	11,529,750	11,526,700		1,302,850	401,600		12,832,600	11,928,300
Average physical occupancy (4)	92.6%	92.1%	0.5%	89.5%	N/M	N/M	92.3%	91.6%	0.7%
Annualized rent per occupied square foot (5)	$19.84	$19.45	2.0%	20.94	N/M	N/M	$19.94	$19.39	2.8%

N/M Not meaningful

(1)
Revenue includes rental income, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes Tenant Protection Program related expense. Please see the reconciliation of net operating income to net income (loss) below for the full detail of adjustments to reconcile net operating income to net income (loss).
(3)
Of the total rentable square feet, parking represented approximately 1,017,000 square feet as of March 31, 2025 and approximately 1,013,000 square feet as of March 31, 2024, respectively. On a same-store basis, for the same periods, parking represented approximately 980,000 square feet. Amount not in thousands.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. In the event a property is disposed of, or becomes completely inoperable during the period, such property is excluded from the respective calculation in the first full month of non-operation.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. In the event a property is disposed of, or becomes completely inoperable during the period, such property is excluded from the respective calculation in the first full month of non-operation. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands.

SmartStop's same-store revenue increased by approximately $1.6 million, or approximately 3.2%, for the three months ended March 31, 2025 compared to the three months ended March 31, 2024 due to an approximately 0.5% increase in average occupancy, and an approximately 2.0% increase in annualized rent per occupied square foot. Property operating expenses increased by approximately 5.2%, primarily attributable to increased property insurance costs, property taxes, payroll costs, and repairs and maintenance expenses.

The following table presents a reconciliation of net income (loss) as presented on our consolidated statements of operations to net operating income, as stated above, for the periods indicated (in thousands):

	For the Three Months Ended March 31,
	2025	2024
Net income (loss)	$(5,456)	$(1,640)
Adjusted to exclude:
Tenant Protection Program revenue(1)	(2,305)	(1,945)
Tenant Protection Program related expense	182	100
Managed REIT Platform revenues	(4,113)	(2,734)
Managed REIT Platform expenses	1,234	852
General and administrative	7,850	7,426
Depreciation	15,094	13,584
Intangible amortization expense	1,599	73
Acquisition expenses	203	71
Interest expense	22,022	16,554
Interest income	(725)	(684)
Other, net	(454)	176
Earnings from our equity method investments in the JV Properties	242	329
Earnings from our equity method investments in Managed REITs	215	452
Loss on debt extinguishment	789	471
Income Tax	606	342
Total net operating income	$36,983	$33,427

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $2.0 million and $1.9 million of Tenant Protection Program revenue was earned at same-store facilities during the three months ended March 31, 2025 and 2024, respectively, with the remaining approximately $0.3 million and $0.1 million earned at non same-store facilities during the three months ended March 31, 2025 and 2024, respectively.

The following table presents a reconciliation of same-store as reported net operating income to same-store constant currency net operating income (dollars in thousands):

	2025 Q1	2024 Q1	% Change
Total revenues
As reported	$51,116	$49,509	3.2%
Impact of FX rate	340	—
Constant currency basis	$51,457	$49,509	3.9%

Total expenses
As reported	$17,381	$16,522	5.2%
Impact of FX rate	113	—
Constant currency basis	$17,494	$16,522	5.9%

Net operating income
As reported	$33,735	$32,987	2.3%
Impact of FX rate	227	—
Constant currency basis	$33,963	$32,987	3.0%

Note: The Company's 13 same-store properties in Canada are operated in Canadian Dollars (CAD), and their financial results are translated to U.S. Dollars (USD) in accordance with GAAP. To provide additional operating fundamentals on a constant currency basis, these selected financial results are presented in both USD as translated and constant currency basis, to remove the impact of non-operational foreign currency fluctuations. Constant currency results are calculated by translating current year results at prior year average exchange rates. The average USD/CAD exchange rate for the three months ending March 31, 2025 and March 31, 2024 was approximately 0.70x and 0.74x, respectively.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

OUTLOOK FOR FULL YEAR 2025

(UNAUDITED)

(Dollar amounts in thousands, except share and per share data)

	Ranges for 2025 Annual Assumptions		Notes
	as of May 7, 2025
Same-store growth (as translated in U.S. dollars)	Low	High
Revenue	1.5%	3.5%
Operating expense	4.8%	6.3%	Excludes an estimated $4.9 million of equity based compensation expense related to IPO grants. (Not in thousands)
Net operating income	0.0%	2.2%

Reflects an actual average USD/CAD exchange rate for full year 2024 of approximately 0.73x. The average USD/CAD exchange rate for the three months ending March 31, 2025 and March 31, 2024 was approximately 0.70x and 0.74x, respectively.

Same-store growth (constant currency)(1)	Low	High
Revenue	2.0%	4.0%
Operating expense	5.2%	6.7%	Excludes an estimated $4.9 million of equity based compensation expense related to IPO grants. (Not in thousands)
Net operating income	0.5%	2.7%	Reflects an average USD/CAD exchange rate of approximately 0.73x for full year 2024 and 2025.

FFO, as Adjusted(2)	Low	High
FFO, as adjusted per share & OP unit outstanding - diluted	$1.84	$1.92
Weighted average share count	50,950,000	50,950,000

	Low	High
Non same-store net operating income	$15,000	$15,600

Includes properties in the non same-store pool as of March 31, 2025. Excludes tenant protection net revenues. Excludes an estimated $4.9 million of equity based compensation expense related to IPO grants. (Not in thousands)

Tenant Protection Program net revenue	$8,725	$8,850	Represents Tenant Protection Program revenues less Tenant Protection Program related expense for the same-store and non same-store pools.
Managed REIT EBITDA	$10,750	$11,250	Represents Managed REIT Platform revenues less Managed REIT Platform expenses. Assumes average AUM of $950 million (low) to $1,050 million (high). (Not in thousands)
General and administrative expenses	$29,600	$30,400	Excludes an estimated $3.9 million of equity based compensation expense related to IPO grants and $1.0 million related to offering costs. (Not in thousands)
Interest expense	$62,750	$64,250	Assumes average one-month SOFR of 4.1% and average daily CORRA of 2.7%. Assumes a USD $200 million (high) to $250 million (low), private placement issuance (CAD denominated) mid- year.
Interest income	$3,500	$4,000	Primarily associated with loans to Managed REITs.

	Low	High
Acquisitions	$325,000	$425,000	Includes wholly-owned acquisitions and the Company's investment in joint ventures. Includes $110.7 million of acquisitions completed year-to-date as of May 7, 2025. (Not in thousands)

Note: The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates. A reconciliation of net income per share outlook to funds from operations, as adjusted per share outlook is provided below.

(1) Stores in Canada are operated in Canadian Dollars (CAD), and their financial results are translated to U.S. Dollars (USD) in accordance with GAAP. These stores represent 13 of the Company's 149 stores in the 2025 same-store pool. Constant currency results are calculated by translating current year results at prior year average exchange rates. The average USD/CAD exchange rate for the 12 months ending December 31, 2024 was approximately 0.73x.

(2) FFO, as adjusted estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year.

The following table presents a reconciliation of the range of estimated GAAP fully diluted earnings per share to estimated fully diluted FFO, as adjusted per share (dollars in thousands):

	Ranges for 2025 Annual Assumptions
	as of May 7, 2025

	Low	High
Net income	$0.02	$0.06
Other noncontrolling interests	(0.00)	(0.01)
Distributions to preferred stockholders	(0.07)	(0.07)
Preferred equity-accretion of costs on redemption	(0.07)	(0.07)
Depreciation & amortization of real estate and intangible assets from consolidated and unconsolidated entities	1.52	1.56
FFO per share & OP unit outstanding - diluted	$1.39	$1.47
Preferred equity-accretion of costs on redemption	$0.07	$0.07
Net loss on extinguishment of debt	0.02	0.02
Amortization of debt issuance costs	0.09	0.09
Offering and other non-recurring transactional expenses	0.02	0.02
Sponsor funding revenue reduction	0.03	0.03
Equity based compensation related to IPO Grants	0.17	0.17
Other (1)	0.06	0.06
FFO, as adjusted per share & OP unit outstanding - diluted	$1.84	$1.92

(1) Includes the following: Intangible amortization expense - contracts, acquisition expenses, acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities, accretion of fair market value of secured debt, foreign currency and interest rate derivative (gains) losses, net, and adjustment of deferred tax liabilities.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

SUMMARY OF RECENT ACQUISITIONS

(UNAUDITED)

Property	MSA/CMA(1)	SmartStop % Ownership	Net Rentable Sq. Ft.	Units	Purchase Price(2)	Date Acquired
Colorado Springs II	Colorado Springs	100.0%	100,500	580	$10,516	04/10/24
Spartanburg	Greenville-Spartanburg	100.0%	109,800	950	13,232	07/16/24
Miami	Miami - Fort Lauderdale	100.0%	95,200	1,050	31,161	09/24/24
Nantucket	Boston	100.0%	18,600	205	9,587	11/20/24
Aurora V	Denver	100.0%	87,500	740	14,667	12/11/24
San Jose	San Jose	100.0%	61,500	670	19,616	12/19/24
Washington, DC	Washington-Arlington	100.0%	72,000	830	18,292	12/19/24
Ladera Ranch	Los Angeles	100.0%	143,500	1,300	70,030	12/20/24
2024 full year acquisitions			688,600	6,325	$187,101

Clifton	New York - Newark	100.0%	116,000	1,285	$38,647	01/07/25
Hillside	New York - Newark	100.0%	112,000	1,200	35,944	01/07/25
Murfreesboro	Nashville	100.0%	63,300	500	7,907	02/20/25
2025 year-to date acquisitions			291,300	2,985	$82,498

(1) CMA (Census Metropolitan Area) as defined by Statistics Canada.

(2) Amounts in thousands.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the white paper on FFO approved by the board of governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, amortization of debt issuance costs, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE:SMA) is a self-managed REIT with a fully integrated operations team of approximately 590 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of May 7, 2025, SmartStop has an owned or managed portfolio of 220 operating properties in 23 states, the District of Columbia, and Canada, comprising approximately 157,100 units and 17.7 million rentable square feet. SmartStop and its affiliates own or manage 41 operating self-storage properties in Canada, which total approximately 34,400 units and 3.5 million rentable square feet.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•
disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar ("CAD")/U.S. Dollar ("USD") exchange rate;
•
significant transaction costs, including financing costs, and unknown liabilities;
•
whether we will be successful in the pursuit of our business plan and investment objectives;
•
changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;
•
changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;
•
difficulties in our ability to attract and retain qualified personnel and management;
•
the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;
•
failure to close on pending or future acquisitions on favorable terms or at all;
•
our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;
•
increases in interest rates; and
•
failure to maintain our REIT status.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this earnings release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, copies of which may be obtained from our website at investors.smartstopselfstorage.com.